Exhibit 3.3

CERTIFICATE OF AMENDMENT

TO THE

FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

MERSANA THERAPEUTICS, INC.

Mersana Therapeutics, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, does hereby certify:

FIRST: The Fourth Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate”) was filed with the Secretary of State of Delaware on June 14, 2016.

SECOND: The Certificate is hereby amended as follows:

1.              Article Fourth, Section A of the Certificate is hereby deleted in its entirety and replaced with the following:

“A.                              Authorization of Stock.

The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 169,196,134 shares, which shall consist of two classes of stock as follows:

Common Stock, $.0001 par value per share (“Common Stock”)	96,500,000

Preferred Stock, $.0001 par value per share (“Preferred Stock”)	72,696,134

Preferred Stock shall consist of three series as follows:

Series A-1 Convertible Preferred Stock, $.0001 par value per share (“Series A-1 Preferred Stock”)	25,085,153

Series B-1 Convertible Preferred Stock, $.0001 par value per share (“Series B-1 Preferred Stock”)	32,936,919

Series C-1 Convertible Preferred Stock, $.0001 par value per share (“Series C-1 Preferred Stock”)	14,674,062

The rights, preferences, privileges and restrictions granted to and imposed upon the various classes and series of stock of the Corporation are as follows:”

THIRD:  That the remaining provisions of the Certificate not affected by the aforementioned amendments shall remain in full force and not be affected by this Certificate of Amendment.

FOURTH:  That the amendment of the Fourth Amended and Restated Certificate of Incorporation of the Corporation effected by this Certificate was duly authorized by the stockholders of the Corporation, after first having been declared advisable by the Board of Directors of the Corporation, all in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation be signed as of the 14th day of March, 2017.

MERSANA THERAPEUTICS, INC.

By:	/s/ Anna Protopapas
Name:	Anna Protopapas
Title:	President and Chief Executive Officer

[Signature to Certificate of Amendment to Fourth Amended and Restated

Certificate of Incorporation]